Exhibit 3.182
Miguel Rabago Preciado
Notary Public No. 42
Number: 21,531
Volume: 130       Book: 8
In the city of Guadalajara, Jalisco, this 25th day of January, 1995, I, MIGUEL RABAGO PRECIADO, deputy notary public of Notary Public No. 42 for this city, acting under the Association Agreement with said Notary, hereby certify that Messrs. CARLOS SALVADOR REYNOSO GUTIERREZ and CARLOS ALBERTO REYNOSO RABAGO, who hereby appear to incorporate a JOINT STOCK COMPANY WITH VARIABLE CAPITAL, as follows:
CLAUSES
ONE
The persons appearing hereby incorporate a company in the form of a Joint Stock Company with Variable Capital, to be governed, for all matters not provided herein, by the provisions of the General Companies Law.
NAME
TWO
The company shall be named “SERVICIO TERRESTRE JAGUAR”, to be followed by the words “Sociedad Anónima de Capital Variable” or the initials “S.A. de C.V.”, indicating the corporate structure adopted.
NATIONALITY
THREE
The company is of Mexican nationality, and its shareholders agree that:
“Any foreigner who, in the act of organization or at any time thereafter, acquires an equity interest or share in the company, shall for this simple fact be regarded as Mexican with respect to such interest and share, and shall be deemed to agree to not invoke the protection of his Government, under the penalty of losing such interest or share to the Mexican nation, if such agreement is breached.”
DURATION
FOUR
The duration of the Company shall be 99 years from the date of this deed.

DOMICILE
FIVE
The domicile of the Company shall be the city of GUADALAJARA, JALISCO, and it may establish Agencies or Branches elsewhere in Mexico or abroad, without such act being deemed a change of domicile.
PURPOSE
SIX
The purpose of the Company shall be:
     1. The performance of interstate public ground transportation services.
     On routes or segments under federal and local jurisdiction, through the concessions or permits issued for such purpose by the company by the Ministry of Communications and Transportation and the corresponding local government, or through the concessions or permits that the company receives in transfer or by reason of the concessions or permits provided by its own shareholders.
     2. The exploitation and operation of auxiliary and allied services.
     3. The coordination, linkage, combination and exchange of equipment with other individuals or entities engaged in the same business, as well as the internal enrollment of vehicles with which the company carries out the performance of interstate and local services.
     4. The construction, repair and conservation as necessary to improve the furtherance of its corporate purpose.
     5. The purchase of equipment, tires, accessories, lubricants and all items necessary for the best performance of its activities.
     6. The purchase or lease of land and facilities as appropriate for the establishment of the company’s garages, workshops, offices or terminals.
     7. The receipt of loans from private interests or credit institutions, whether domestic or foreign, and the issuance of negotiable instruments as allowed by the applicable laws.
     8. In general, the execution of all kinds of acts, agreements, commissions, mediations and civil, commercial and administrative contracts as broadly allowed by its direct, allied and related corporate purposes (Article 6 of the General Companies Law).
     9. The performance of transportation services for all kinds of articles in the plastics and cardboard industry.
     10. The purchase, sale, consignment, commission, intermediation, distribution, representation, import and export of any item in trade allowed by law for the plastic industry, its manufacturers and distributors, and in general all matters related to petrochemical byproducts, as well as the performance of advisory, consulting, representation, distribution, intermediation or management services or any other contracting or subcontracting in this sector, itself or through third parties.
     11. The performance of professional advisory or consulting services and guidance in customs and domestic and foreign trade.
     12. The performance of services consisting of the clearance of all kinds of merchandise for import or export.

     13. The purchase, sale, transportation, distribution, representation, marketing, commission, consignment and import of all kinds of articles and products in legal trade.
     14. The acquisition of personal and real property as necessary for the furtherance of its purposes and the execution of all kinds of acts, transactions and contracts in furtherance of its purposes.
CAPITAL
SEVEN
The company’s capital is variable. The fixed minimum nonwithdrawable capital is N$200,000.00 (two hundred thousand nuevos pesos, Mexican currency), which may be increased by the agreement of an Extraordinary General Shareholder Meeting, the Minutes of which, containing the respective agreement, must be formalized and recorded in the Public Registry of Commerce.
EIGHT
Variable capital is unlimited and the increase or decrease thereof shall be done by the agreement of a General Shareholder Meeting. The minutes of such meeting must be formalized to have effect.
NINE
Capital stock shall be represented by nominative shares with a par value of N$10.00 (ten nuevos pesos, Mexican currency) each, which may be classified in different series providing the same rights and imposing the same obligations on their holders.
TEN
The Company shall keep a record of shareholders to register, at the request of the interest party and after the applicable verification, if any, any transfers made. A person appearing as a shareholder in such record shall be regarded as such.
SHARES
ELEVEN
The instruments representing shares of stock shall be issued in a period not to exceed one year from the date of signature of this deed, and shall contain the requirements set forth in Article 125 of the General Companies Law. Instruments may cover one or more shares and must be signed by the General Manager or by the Chairman, Secretary and Treasurer of the Board of Management and, if applicable, by the Examiner.
Until such file instruments are issued, provisional certificates shall be issued.
TWELVE

Shareholders shall have preferred rights in proportion to the number of their shares, to subscribe any shares issued in the case of a capital increase. This right must be exercised within 15 days following the publication, in the Official Journal of the State or in one of the newspapers of greatest circulation in the place of the corporate domicile, of the shareholder agreement to increase capital.
THIRTEEN
The shares that any shareholder or shareholders propose to transfer, assign or sell shall be subject to the following provisions:
a) A shareholder wishing to transfer one or more shares to third parties must first offer them to the other shareholders, with written notice to the Secretary of the Board of Management of the Company or to the General Manager, as the case may be, giving notice of his intent to sell such shares.
b) If one or more of the shareholders does not make use of the preferential right to acquire the shares proposed for sale as mentioned in the preceding paragraph, said right shall pass on to the other shareholders proposed to purchase said shares.
c) A transfer of shares made other than as provided herein, or without the consent of all other shareholders, shall not be valid and shall be without effect.
FOURTEEN
The acquisition of a share shall give rise to the shareholder’s unconditional submission to the corporate bylaws and to the agreements reached at General Shareholder Meetings.
MEETINGS
FIFTEEN
The highest authority of the Company shall be the General Shareholder Meeting, which may be Ordinary and Extraordinary, and which shall be held at the corporate domicile, except in the case of acts of God or force majeure.
SIXTEEN
Ordinary Meetings shall be held at least once per year, within the first four months following the close of the fiscal year, and shall address, in addition to the matters included in the Meeting Agenda, the matters set forth in Article 181 of the General Companies Law.
SEVENTEEN
Extraordinary Meetings shall be held at any time when called by the Board of Management or the Examiner, and shall address the matters so provided in Article 182 of the General Companies Law.

EIGHTEEN
The call to any kind of Meeting shall be made by the Board or Management or by the Examiner, and must contain the Meeting Agenda and be published in the Official Journal of the State or in one of the newspapers of greatest circulation in the place of the corporate domicile, not less than 10 days in advance of the date set therein, indicating the place, date and time to hold the Meeting.
NINETEEN
Meetings may be held without a prior call to meeting posted, provided that all capital stock is represented and the Meeting Agenda is approved.
TWENTY
Meetings shall be chaired by the Chairman of the Board of Management or the General Manager, and in their absence, by the person appointed by Meeting attendees.
TWENTY-ONE
For an Ordinary Meeting to be deemed legally in session at the first call, more than half of capital stock must be represented; in the case of the second or later call,, the Meeting shall be deemed in session regardless of the number of shares represented. In either case, agreements shall be valid by the majority vote of those present
TWENTY-TWO
At Extraordinary Meetings, at the first call, at least 75% of capital stock must be represented; in the second or later call, 50% of capital stock must be represented, and in either case agreements shall be valid when issued by the vote of shares representing at least 50% of capital stock.
TWENTY-THREE
Shareholders may be represented at the Meeting by Proxies, who may or may not belong to the Company.
TWENTY-FOUR
The shareholder, itself or through its proxy at the Meeting, to be admitted must present its shares of stock or previously deposit them at any bank in the country, in which case the certificate issued by the institution shall suffice to evidence its capacity as shareholder.
TWENTY-FIVE
At the Meetings, each share shall have the right to one vote. Votes shall be by voice unless 30% of the shareholders in attendance request a roll call, ballot or secret vote. In the case of tie, the Meeting Chair shall have the tie-breaking vote.

TWENTY-SIX
If a Meeting is legally in session and there is no time to address all matters for which it was called, it shall be adjourned and continued on the following day, at the same time as the first session, without the need for a new call.
TWENTY-SEVEN
Once a Meeting is declared in session, shareholders may not leave to avoiding it being held. Shareholders who leave or fail to appear at the resumption of an adjourned meeting shall be deemed to vote along with the majority of those present.
TWENTY-EIGHT
The decisions of the General Shareholder Meeting, made in accordance with this deed and the respective law, shall be binding on all shareholders, including those absent and dissenting, except as provided in Article 201 of the General Companies Law.
TWENTY-NINE
Meetings shall be chaired by the Chairman of the Board of Management or General Manager, and the Secretary of said Board shall act as Meeting Secretary, unless otherwise appointed by the Meeting. The Meeting shall appoint one or more Recorders to verify the shares represented.
THIRTY
At all Meetings, minutes shall be drawn, to be signed by the Chairman, the Secretary, the Examiner and the Recorders, as well as any shareholders wishing to do so. The minutes shall be entered in the respective book, accompanied by the documents evidencing the legal call to the meeting and the attendance list of persons attending the Meeting, signed by the Recorders. In the case of Extraordinary Meetings, Minutes shall be formalized and recorded pursuant to the third paragraph of Article 194 of said Law, for which purpose a separate copy of the minutes shall be drawn.
MANAGEMENT
THIRTY-ONE
The Company shall be managed by a General Manager or Board of Management consisting of the number of members determined by the Meeting, who may or may not be shareholders. Shareholders representing 25% of capital stock shall be entitled to appoint a member to the Board of Management.
THIRTY-TWO
The Board of Management shall meet at the corporate domicile and Board Members shall be summoned by the Chairman and Examiner. The Board shall act validly with a majority of Board

Members and its decisions shall be made with a majority of votes of Members present. In the case of tie the Chairman shall have the tie-breaking vote.
THIRTY-THREE
The Board of Management or General Manager, as the case may be, shall have the broad duties of a General Representative, with the breadth of powers set forth in Articles 2475 of the Jalisco State Civil Code and 2554 of the Federal District Civil Code, as well as the powers granted under Article 9 of the General Law of Credit Institutions.
The powers granted under this clause shall be as follows:
a) To represent the Company with a General Power of Attorney for disputes and collections, with all general powers and those requiring a special clause by law, without limitation, being authorized to file and withdraw all kinds of suits, to settle in court and arbitration, to give and take testimony, to appeal, to receive payments, to file and withdraw injunction suits, to assert lack of jurisdiction, to seek adjudications, to file civil, administrative and criminal complaints, to assist the public prosecutor, and to grant pardons.
b) To represent the Company with a General Power of Attorney for acts of labor management before the labor authorities in all kinds of matters, with the power to file and answer suits or raise exceptions, to submit evidence, to give testimony, to assert lack of jurisdiction, to continue proceedings until completion, to attend hearings, to participate in conciliatory hearings and to reach agreements.
c) To manage the business and property of the Company with a General Power of Attorney for acts of administration in all affairs, to make and receive payments, to give and receive in lease, to post and cancel bonds and in general to execute all kinds of managerial acts and contracts.
d) To execute all kinds of negotiable instruments pursuant to Article 9 of the General Law of Negotiable Instruments and Credit Transactions, and to carry on all acts with banking institutions, to obtain and contract loans, to post deposits, to open, manage and close bank accounts, and to issue mortgage deeds, bonds or obligations.
e) In acts of ownership, to sell, encumber, assign, exchange or execute all kinds of acts of ownership with respect to the Company’s property.
f) To make all kinds of appointment and grant and revoke all kinds of powers of attorney.
g) To represent the Company is matters before the Federal Consumer Protection Bureau in any part of the country, and to carry on all kinds of proceedings and procedures, arbitration and appeals.
h) To represent the Company in matters before the Mexican Social Security Institute, with powers of attorney to engage in all kinds of procedures, agreements and settlements.

The powers listed in this clause are illustrative, and in no way limitative.
OVERSIGHT
THIRTY-FOUR
Oversight of the Company shall be vested in an Examiner, who may be a shareholder or a person outside the Company. The appointment shall be made by the Shareholder Meeting, and the Examiner shall perform said duties until a new appointment is made.
THIRTY-FIVE
The powers and duties of the Examiner are those specified in Article 166 of the General Companies Law.
FISCAL YEAR
THIRTY-SIX
Each fiscal year shall be one calendar year, except for the first fiscal year which shall be from the date of this deed to the last day of this year.
THIRTY-SEVEN
At the end of each fiscal year, a Report of corporate business shall be prepared by Management for approval by an Ordinary Shareholder Meeting.
THIRTY-EIGHT
Profits shall be distributed as determined by the Shareholder Meeting, setting aside the funds for the Reserve Fund as necessary.
THIRTY-NINE
Any loss shall be absorbed by the reserve funds, and in the absence thereof by capital stock.
DISSOLUTION
FORTY
The Company shall be dissolved:
a) Upon expiration of the term set in this deed or the extension thereof, if any.
b) Due to the inability to further continue its corporate purpose.
c) By the agreement of shareholders, made at an Extraordinary Meeting.
d) When the number of shareholders is less than the minimum required by law.

e) When two thirds of capital stock is lost.
FORTY-ONE
When the Company is dissolved, it shall be in a state of liquidation by one or more liquidators, as determined by an Extraordinary General Meeting.
FORTY-TWO
The liquidator shall have the powers granted by the General Companies Law and the liquidation shall be subject to the determination of the Meeting where he is appointed.
FORTY-THREE.
Once the liquidation operations are concluded, the liquidator or liquidators shall call a General Shareholder Meeting to examine the Statement of Liquidation Accounts, report on said accounts and rule on the application of any remainder.
GENERAL PROVISIONS
FORTY-FOUR
The General Manager and Examiner, or as applicable each person sitting on the Board of Management, shall ensure their management by depositing one share owned thereby, or the value thereof in cash, in the Company Treasury, or by posting a bond to the Company from a duly authorized bond company, in the aforesaid amount. Said deposit or bond may not be withdrawn or canceled until the Company has approved the accounting of their management.
TRANSITIONAL CLAUSES
ONE
The grantors appearing at the first General Shareholder Meeting appointed Mr. CARLOS ALBERTO REYNOSO RABAGO as General Manager.
They also appointed Mr. OSCAR LANDEROS BARBA as Examiner of the Company.
The appointed officers shall remain in their positions until relieved by a majority of shareholders at a General Meeting.
TWO
It is hereby acknowledged that the persons appointed to hold the aforesaid offices have posted the guarantee required by Clause Forty-Four of this deed.
THREE

Capital stock has been integrated, subscribed and paid in cash by shareholders, in the following proportion:

	Series
Shareholder	“A”shares	Capital
Carlos Salvador Reynoso Gutierrez	14,000	N$140,000.00
Carlos Alberto Reynoso Rabago	6,000	N$60,000.00
TOTAL	20,000	N$200,000.00
FOUR
The persons appearing are hereby authorized, without distinction, to endeavor to record this deed in the Public Registry of Property, Commerce Section.
PERMIT FROM THE MINISTRY OF FOREIGN AFFAIRS:
The permit necessary to incorporate this Company was granted by the Ministry of Foreign Affairs with Number 14000310, File No. 951400039, Folio No. 517, dated January 23, 1995, which is added to the Appendix of this Volume under the corresponding number.
NOTARY CERTIFICATION
I, THE NOTARY, CERTIFY AND GIVE FAITH:
I. That the persons appearing are known to me and I know them to have the legal capacity to contract and be bound to the terms hereof.
II. For their particulars, they stated to me that they are Mexican by birth and of majority of age.
MR. CARLOS SALVADOR REYNOSO GUTIERREZ. Married under the separate property regime, businessman, born December 4, 1940 in Jalostotitlan, Jalisco, with his domicile at Paseo de las Cañadas No. 100, Fraccionamiento Lomas del Valle, in Zapopan, Jalisco.
MR. CARLOS ALBERTO REYNOSO RABAGO. Single, businessman, born March 24, 1970 in Guadalajara, Jalisco, with his domicile at Paseo de las Cañadas No. 100, Fraccionamiento Lomas del Valle, in Zapopan, Jalisco.
III. For purposes of the Income Tax, being advised pursuant to law, they said that they are current without so evidencing herein, and are advised of the respective legal provisions.
IV. I read this deed to the persons appearing, advising them of the legal nature, scope and consequences hereof and the need for its recording. They agreed to the contents hereof, ratifying and signing this deed before me, which is hereby authorized at 12:30 pm this 27th day of January of this year.

Signed. Two illegible signatures. One illegible signature. M. Rabago P. Signature. Authorizing seal. Faith given.
ARTICLE 2475 OF THE STATE CIVIL CODE. In General Powers of Attorney, it shall suffice to state that such powers are given to the Attorney in Fact to represent the Grantor in all voluntary, mixed and compelled undertakings from beginning to end, provided that the acts do not, by law, require a special power, in which case the special powers granted shall be set forth in detail.
In General Powers of Attorney to manage property, it shall suffice to state that such powers are given as such, for the Attorney in Fact to have all kinds of administrative powers.
In General Powers of Attorney for acts of ownership, it shall suffice to state that such powers are given as such, for the Attorney in Fact to have all powers of the owner, with regard to the property and for all kinds of actions to defend it.
When any of the cases provided in this article are to be limited, the powers of the Attorneys in Fact shall expressly and clearly state the limitations or the special powers granted.
Notaries shall insert the relevant part of this article in the deeds of the powers of attorney they authorize.
ARTICLE 2554 OF THE FEDERAL DISTRICT CIVIL CODE
In General Powers of Attorney for Disputes and Collections, it shall suffice to state that they are granted with all general and special powers requiring a special clause by law, to be deemed granted without limitation.
In General Powers of Attorney to manage property, it shall suffice to state that such powers are given as such, for the Attorney in Fact to have all kinds of administrative powers.
In General Powers of Attorney for acts of ownership, it shall suffice to state that such powers are given as such, for the Attorney in Fact to have all powers of the owner, with regard to the property and for all kinds of actions to defend it.
When any of the three foregoing cases are to be limited, the powers of the Attorneys in Fact shall expressly and clearly state the limitations or the special powers granted.
Notaries shall insert the relevant part of this article in the deeds of the powers of attorney they authorize.
I HEREBY CERTIFY: That the text of the preceding articles faithfully matches the corresponding Civil Law provisions.
MARGIN NOTE OF DEED. I hereby add to the Appendix of this Volume, numbered from 108 to 112, the notices to the Director of the Archive of Public Deeds, the Federal Tax Office and the State

Finance Department, the Ministry of Foreign Affairs, and the Permit from the Ministry of Foreign Affairs.
Guadalajara, Jalisco, this 9th day of February, 1995. Signed: One illegible signature. M. Rabago P. Signature. Authorizing seal.
THIS FIRST TESTIMONY WAS TAKEN FROM ITS ORIGINAL IN THE CITY OF GUADALAJARA ON FEBRUARY 10, 1995, IN 10 PAGES, FOR THE COMPANY SERVICIO TERRESTRE JAGUAR, S.A. DE C.V. FAITH GIVEN.
[Stamp illegible]

THE UNDERSIGNED ATTORNEY, JAIME MAYTORENA MARTINEZ NEGRETE, NOTARY PUBLIC NO. 86 FOR THIS MUNICIPALITY
HEREBY CERTIFIES
THAT THE ABOVE COPY FAITHFULLY MATCHES EACH AND EVERY PART OF THE ORIGINAL OF THE FIRST TESTIMONY OF PUBLIC DEED NO. 21,531 OF JANUARY 25, 1995, GRANTED BEFORE MR. MIGUEL RABAGO PRECIADO, DEPUTY NOTARY PUBLIC OF NOTARY PUBLIC NO. 42 FOR THIS CITY, WHICH I HAVE BEFORE ME, HEREBY CERTIFYING AND GIVEN FAITH THERETO, CONSISTING OF 10 PAGES PRINTED ON BOTH SIDES. FAITH GIVEN.
THIS CERTIFICATION IS ISSUED AT THE REQUEST OF MR. JOSE JULIAN FRANCO OYANGUREN ON BEHALF OF THE COMPANY SERVICIO TERRESTRE JAGUAR, S.A. de C.V.
GUADALAJARA, JALISCO, THIS 17TH DAY OF FEBRUARY, 2004
[Signature]
JAIME MAYTORENA MARTINEZ NEGRETE
NOTARY PUBLIC NO. 86, GUADALAJARA, JALISCO
UNITED MEXICAN STATES

[Stamp:	JAIME MAYTORENA MARTINEZ NEGRETE
NOTARY PUBLIC NO. 86, GUADALAJARA, JALISCO
UNITED MEXICAN STATES]

     NOTARY PUBLIC NO. 34
     GUADALAJARA, JALISCO
     DEED VOLUME 7
     NOTARY PUBLIC 34
     LIC. ALBERTO GARCIA RUVALCABA
     In the city of Guadalajara, Jalisco, United Mexican States, this 24th day of February, 1997, I, ALBERTO GARCIA RUVALCABA, Associate Notary Public of Notary Public No. 24 of this City, hereby certify the following legal act:
     FORMALIZATION OF MEETING MINUTES
     Granted by the person appearing before me, as set out below:
     APPEARANCE
     I. Mr. Carlos Salvador Reynoso Gutierrez (hereinafter the “Delegate”), on behalf of the legal entity SERVICIO TERRESTRE JAGUAR, S.A. DE C.V. (hereinafter the “Company”), pursuant to the provisions of Article 10 of the General Companies Law and Article 88, fourth paragraph of the Notary Law in effect.
     He represents that he has come to hereby formalize the agreements reached by his principal in the Meeting set forth herein, in accordance with the following Recitals and Clauses.
     RECITALS
     SOLE RECITAL. The Delegate hereby represents under oath, and under penalty of perjury, as follows:
     a) His principal held a General Meeting (hereinafter the “Meeting”) on February 10, 1997.
     b) At the Meeting, his principal reached the agreements in the number and order set forth herein.
     c) At the meeting, he was appointed as Special Delegate to formalize the document containing the Minutes (hereinafter the “Minutes”), to formally set forth the corporate agreements reached on the Company’s behalf.
     d) The private document presented to me, an authorized and certified copy of which is hereby added to my book of documents, is true, and the signatures contained therein are authentic.
     Now, therefore, the Delegate hereby executes the following clauses:
     CLAUSES
     ONE. This notarized deed hereby formalizes the Company’s Meeting Minutes as set forth in the Recitals of this deed, which shall be transcribed in full in the testimony herein.
     TWO. In accordance with the agreements reached by the Company in the Meeting whose Minutes are hereby formalized, he hereby states the following agreements:
     A) To amend the corporate purpose, Clause Six of the articles of incorporation were amended to read as follows:
     “PURPOSE. SIX. The purpose of the Company shall be:

     15. The performance of interstate public ground transportation services.
     On routes or segments under federal and local jurisdiction, through the concessions or permits issued for such purpose by the company by the Ministry of Communications and Transportation and the corresponding local government, or through the concessions or permits that the company receives in transfer or by reason of the concessions or permits provided by its own shareholders.
     16. The exploitation and operation of auxiliary and allied services.
     17. The coordination, linkage, combination and exchange of equipment with other individuals or entities engaged in the same business, as well as the internal enrollment of vehicles with which the company carries out the performance of interstate and local services.
     18. The construction, repair and conservation as necessary to improve the furtherance of its corporate purpose.
     19. The purchase of equipment, tires, accessories, lubricants and all items necessary for the best performance of its activities.
     20. The purchase or lease of land and facilities as appropriate for the establishment of the company’s garages, workshops, offices or terminals.
     21. The receipt of loans from private interests or credit institutions, whether domestic or foreign, and the issuance, execution, acceptance, endorsement, bonding and cosigning of any loan instrument or agreement; the receipt and granting of financing; the market placement of all kinds of financial instruments allowed by law, and the creation of capital goods.
     The granting of collateral, mortgages and joint liability to third parties.
     22. In general, the execution of all kinds of acts, agreements, commissions, mediations and civil, commercial and administrative contracts as broadly allowed by its direct, allied and related corporate purposes (Article 6 of the General Companies Law).
     23. The performance of transportation services for all kinds of articles in the plastics and cardboard industry.
     24. The purchase, sale, consignment, commission, intermediation, distribution, representation, import and export of any item in trade allowed by law for the plastic industry, its manufacturers and distributors, and in general all matters related to petrochemical byproducts, as well as the performance of advisory, consulting, representation, distribution, intermediation or management services or any other contracting or subcontracting in this sector, itself or through third parties.
     25. The performance of professional advisory or consulting services and guidance in customs and domestic and foreign trade.
     26. The performance of services consisting of the clearance of all kinds of merchandise for import or export.
     27. The purchase, sale, transportation, distribution, representation, marketing, commission, consignment and import of all kinds of articles and products in legal trade.
     28. The acquisition, sale, use and enjoyment of personal and real property under any title allowed by law, and the performance or execution of all kinds of acts, transactions and contracts in furtherance of the company’s purposes.
     29. The promotion, creation, association, operation and ownership of the equity and assets of all kinds of companies, partnerships, associations and enterprises, whether industrial, commercial, services or otherwise, whether domestic or foreign, and participation in the management, receivership, dissolution and liquidation thereof; and the acquisition, sale and in general trading of all kinds of shares, partnership interests and all other securities allowed by law.

     30. The enjoyment, ownership, receipt, granting and permitted use, under any title, of patents, trademarks, brand names, options and preferences, copyrights and concessions for all kinds of activities as allowed by law.”
     CERTIFICATIONS
     I, THE NOTARY, HEREBY CERTIFY AND GIVE FAITH THAT:
     I. TRUE DOCUMENTS. I had before me the documents to which this deed refers, adding an authorized copy of the Minutes to my book of documents under the corresponding number.
     II. EXISTENCE OF THE COMPANY. That the Delegate evidenced the existence of the Company with the following documents:
     a) Public Deed No. 21,531 dated January 25, 1995, granted before the deputy notary public of Notary Public No. 42 for the City of Guadalajara, Jalisco, Mr. Miguel Rabago Preciado, containing the articles of incorporation of the Company, recorded under entry 61-62, Volume 565, in Book I of the Public Registry of Commerce for Guadalajara, Jalisco.
     I hereby make a summarized description of the essential elements foregoing deed, pursuant to Article 88 of the Notary Law. The entity represented herein is named SERVICIO TERRESTRE JAGUAR, S.A. DE C.V.; its corporate purpose is the performance of interstate public ground transportation services on routes or segments under federal and local jurisdiction, through the concessions or permits issued for such purpose by the company by the Ministry of Communications and Transportation and the corresponding local government, or through the concessions or permits that the company receives in transfer or by reason of the concessions or permits provided by its own shareholders; its duration is 99 years; its domicile is the City of Guadalajara, Jalisco, its capital stock is in the amount of $200,000.00 pesos; its nationality is Mexican.
     III. TERM OF REPRESENTATION. The Delegate stated to me under oath that his representation with which he hereby appears has not been revoked or restricted and that his principal has the capacity to grant it.
     IV. PARTICULARS OF THE PERSON APPEARING. The Delegate is known to me, and I know him to have the capacity to contract and be bound hereto; he stated to me that he is Mexican, of majority of age, a businessman, married under the separate property regime, born in the town of Jalostotitlan, Jalisco on December 4, 1940, with his domicile at the property marked as number 100 on Paseo de la Cañada, Fraccionamiento Lomas del Valle, in Zapopan, Jalisco.
     V. RECORDING OBLIGATION. I advised the Delegate of the need to record a copy of this deed with the Public Registry of Property.
     VI. READING AND SIGNATURE. I personally read this deed to the Delegate, who also read it himself, and I advised him of the legal nature, scope and consequences hereof, and agreeing to the contents hereof he ratified and signed this deed for the record.

     VII. TIME OF SIGNATURE. Pursuant to the provisions of Article 95, second paragraph of the respective law, I hereby certify that this deed was signed at 10:00 am on the day following the month and year hereof, at which time I authorize this deed.
     Signed: CARLOS SALVADOR REYNOSO GUTIERREZ. Signature illegible. Signature and seal of the authorizing notary.
     I HEREBY TRANSCRIBE THE FORMALIZED DOCUMENT.
     MINUTES OF THE GENERAL MEETING OF THE ENTITY SERVICIO TERRESTRE JAGUAR, S.A. DE C.V.
     (Transcription) In the City of Guadalajara, Jalisco, at 10:00 am this 10th day of February, 1997, the shareholders of the legal entity SERVICIO TERRESTRE JAGUAR, S.A. DE C.V. met at its corporate domicile to hold an Extraordinary General Shareholder Meeting, being called in person to meet.
     The Meeting was chaired by Mr. Carlos Alberto Reynoso Rabago, with Mr. Carlos Salvador Reynoso Gutierrez acting as Secretary, and Mrs. Adriana Rabago de Reynoso acting as Recorder. The Meeting Chair appeared at the Meeting solely for this purpose, and after accepting the appointment to perform such duties, he called out the shares represented therein, preparing the attendance list as inserted below:

	Series
Shareholder	“A”shares	Capital
Carlos Alberto Reynoso Rabago	14,000	$140,000.00
Carlos Salvador Reynoso Gutierrez	6,000	$60,000.00
TOTAL	20,000	$200,000.00
     The Recorder certified that the persons representing 100% of the company’s capital stock were present, after verifying the company’s Shareholder Book along with the Secretary. Therefore, pursuant to Article 188 of the General Companies Law, the Chairman declared the Meeting to be legally in session and that all agreements reached therein are valid, as follows.
     MEETING AGENDA
     I. Start of Meeting.
     II. Proposal to amend the company’s corporate purpose.
     III. Appointment of Special Delegate of the Meeting to appear before a public attestor to formalize and deed the agreements reached.
     ITEM ONE ON THE AGENDA. START OF MEETING. This item is duly completed as aforesaid.
     ITEM TWO ON THE AGENDA. In the completion of this item, the Chair proposes that the shareholders at the meeting broaden the corporate purpose to give the company greater capacity in its corporate acts. Therefore, he submits the following draft amendment of the corporate purpose for consideration by shareholders.
     “PURPOSE. SIX. The purpose of the Company shall be:
     1. The performance of interstate public ground transportation services.
     On routes or segments under federal and local jurisdiction, through the concessions or permits issued for such purpose by the company by the Ministry of Communications and Transportation and the corresponding local government, or through the concessions or permits that the company receives in transfer or by reason of the concessions or permits provided by its own shareholders.
     2. The exploitation and operation of auxiliary and allied services.
     3. The coordination, linkage, combination and exchange of equipment with other individuals or entities engaged in the same business, as well as the internal enrollment of vehicles with which the company carries out the performance of interstate and local services.
     4. The construction, repair and conservation as necessary to improve the furtherance of its corporate purpose.
     5. The purchase of equipment, tires, accessories, lubricants and all items necessary for the best performance of its activities.
     6. The purchase or lease of land and facilities as appropriate for the establishment of the company’s garages, workshops, offices or terminals.
     7. The receipt of loans from private interests or credit institutions, whether domestic or foreign, and the issuance, execution, acceptance, endorsement, bonding and cosigning of any loan instrument or agreement; the receipt and granting of financing; the market placement of all kinds of financial instruments allowed by law, and the creation of capital goods.
     The granting of collateral, mortgages and joint liability to third parties.
     8. In general, the execution of all kinds of acts, agreements, commissions, mediations and civil, commercial and administrative contracts as broadly allowed by its direct, allied and related corporate purposes (Article 6 of the General Companies Law).
     9. The performance of transportation services for all kinds of articles in the plastics and cardboard industry.
     10. The purchase, sale, consignment, commission, intermediation, distribution, representation, import and export of any item in trade allowed by law for the plastic industry, its manufacturers and distributors, and in general all matters related to petrochemical byproducts, as well as the performance of advisory, consulting, representation, distribution, intermediation or management services or any other contracting or subcontracting in this sector, itself or through third parties.
     11. The performance of professional advisory or consulting services and guidance in customs and domestic and foreign trade.
     12. The performance of services consisting of the clearance of all kinds of merchandise for import or export.
     13. The purchase, sale, transportation, distribution, representation, marketing, commission, consignment and import of all kinds of articles and products in legal trade.
     14. The acquisition, sale, use and enjoyment of personal and real property under any title allowed by law, and the performance or execution of all kinds of acts, transactions and contracts in furtherance of the company’s purposes.
     15. The promotion, creation, association, operation and ownership of the equity and assets of all kinds of companies, partnerships, associations and enterprises, whether industrial,

commercial, services or otherwise, whether domestic or foreign, and participation in the management, receivership, dissolution and liquidation thereof; and the acquisition, sale and in general trading of all kinds of shares, partnership interests and all other securities allowed by law.
     16. The enjoyment, ownership, receipt, granting and permitted use, under any title, of patents, trademarks, brand names, options and preferences, copyrights and concessions for all kinds of activities as allowed by law.”
     AGREEMENTS ON ITEM 2
     The shareholders broadly deliberated on the proposals of the Chair and voted unanimously to adopt the following agreement:
     ONE. The amendment to the corporate purpose is approved by the unanimous vote of the shareholders in accordance with the aforesaid draft, and therefore the text of Clause Six of the corporate bylaws is hereby amended to read as set forth above under this item on the meeting agenda.
     ITEM THREE ON THE AGENDA. APPOINTMENT OF DELEGATE. In the completion of this item, the shareholders voted unanimously to appoint as Special Delegate Mr. Carlos Salvador Reynoso Gutierrez, to appear before a public attestor to formalize and deed these minutes and the agreements reached at this Meeting.
     With no further matters to address, a recess was called to prepare these minutes, which were read to and unanimously approved by the shareholders, and which were signed for the record by the Chairman and Secretary, who wished to do so.” (End of transcription).
     FOOTNOTES
     I hereby certify the notes with respect to the payment of tax debts, notices given and the documents added to the book of documents of this deed volume, starting at No. 2019. Payment of Legal and Notarized Documents Tax. Notice to the Public Instruments Archive Bureau. Certified copy of the formalized document. Signed: Signature and seal of the authorizing notary.
     I HEREBY ISSUE THE FIRST TESTIMONY OF THIS DEED FOR THE LEGAL ENTITY SERVICIO TERRESTRE JAGUAR, S.A. DE C.V., IN FOUR PAGES, DULY CERTIFIED. FAITH GIVEN.
     GUADALAJARA, JALISCO, THIS 25TH DAY OF MAY, 1997.
     [Signature]

[Stamp:	ALBERTO GARCIA RUVALCABA
ASSOCIATE NOTARY PUBLIC OF NOTARY PUBLIC NO. 34
FOR GUADALAJARA
UNITED MEXICAN STATES]

     Gerardo Fco. Saavedra Silva
     Public Broker No. 50 for the Federal District
     DEED 1486
     In Mexico City, Federal District, this 25th day of March, 2011, I, GERARDO FRANCISCO SAAVEDRA SILVA, Public Broker No. 50 for the Federal District, hereby certify the formalization of the minutes of the Extraordinary General Meeting of the shareholders of SERVICIO TERRESTRE JAGUAR, S.A. DE C.V., held March 24, 2011, at the request of Silvia Ema Roldan Gregory in her capacity as delegate thereof, in accordance with the following recitals and clauses:
     RECITALS
     ONE. Under deed 21,531, granted January 25, 1995 before Miguel Rabago Preciado, deputy notary public of Notary Public No. 42 for the City of Guadalajara, Jalisco, recorded under entry 61-62, Volume 565, in Book I of the Public Registry of Commerce for Guadalajara, Jalisco, SERVICIO TERRESTRE JAGUAR, S.A. DE C.V. was incorporated, with its corporate domicile in Guadalajara, Jalisco, a duration of 99 years, fixed minimum capital of 200,000 nuevos pesos, Mexican currency (currently 200,000 pesos, Mexican currency), and with an admission of foreigners clause. Said deed is hereby reproduced, in relevant part:
     “...CLAUSES... FIFTEEN. The highest authority of the Company shall be the General Shareholder Meeting, which may be Ordinary or Extraordinary, and which shall be held at the corporate domicile, except in the case of acts of God or force majeure. SIXTEEN. Ordinary Meetings shall be held at least once per year, within the first four months following the close of the fiscal year, and shall address, in addition to the matters included in the Meeting Agenda, the matters set forth in Article 181 of the General Companies Law. SEVENTEEN. Extraordinary Meetings shall be held at any time when called by the Board of Management or the Examiner, and shall address the matters so provided in Article 182 of the General Companies Law.. .. NINETEEN. Meetings may be held without a prior call to meeting posted, provided that all capital stock is represented and the Meeting Agenda is approved.. .. TWENTY-ONE. For an Ordinary Meeting to be deemed legally in session at the first call, more than half of capital stock must be represented; in the case of the second or later call,, the Meeting shall be deemed in session regardless of the number of shares represented. In either case, agreements shall be valid by the majority vote of those present. TWENTY-TWO. At Extraordinary Meetings, at the first call, at least 75% of capital stock must be represented; in the second or later call, 50% of capital stock must be represented, and in either case agreements shall be valid when issued by the vote of shares representing at least 50% of capital stock. TWENTY-THREE. Shareholders may be represented at the Meeting by Proxies, who may or may not belong to the Company.. .. TWENTY-NINE. Meetings shall be chaired by the Chairman of the Board of Management or General Manager, and the Secretary of said Board shall act as Meeting Secretary, unless otherwise appointed by the Meeting.. .. THIRTY. At all Meetings, minutes shall be drawn, to be signed by the Chairman, the Secretary, the Examiner and the Recorders, as well as any shareholders wishing to do so...”

     TWO. Deed 4680, granted February 24, 1997 before Alberto Garcia Ruvalcaba, Associate Notary Public of Notary Public No. 24 for Guadalajara, Jalisco, formalized the minutes of the extraordinary general shareholder meeting of Servicio Terrestre Jaguar, S.A. de C.V., held February 10, 1997, in which it was agreed, among other things, to amend Clause Six of the corporate bylaws. Said deed is hereby reproduced, in relevant part:
     “...1. The performance of interstate public ground transportation services. On routes or segments under federal and local jurisdiction, through the concessions or permits issued for such purpose by the company by the Ministry of Communications and Transportation and the corresponding local government, or through the concessions or permits that the company receives in transfer or by reason of the concessions or permits provided by its own shareholders. 2. The exploitation and operation of auxiliary and allied services. 3. The coordination, linkage, combination and exchange of equipment with other individuals or entities engaged in the same business, as well as the internal enrollment of vehicles with which the company carries out the performance of interstate and local services. 4. The construction, repair and conservation as necessary to improve the furtherance of its corporate purpose. 5. The purchase of equipment, tires, accessories, lubricants and all items necessary for the best performance of its activities. 6. The purchase or lease of land and facilities as appropriate for the establishment of the company’s garages, workshops, offices or terminals. 7. The receipt of loans from private interests or credit institutions, whether domestic or foreign, and the issuance, execution, acceptance, endorsement, bonding and cosigning of any loan instrument or agreement; the receipt and granting of financing; the market placement of all kinds of financial instruments allowed by law, and the creation of capital goods. The granting of collateral, mortgages and joint liability to third parties. 8. In general, the execution of all kinds of acts, agreements, commissions, mediations and civil, commercial and administrative contracts as broadly allowed by its direct, allied and related corporate purposes (Article 6 of the General Companies Law). 9. The performance of transportation services for all kinds of articles in the plastics and cardboard industry. 10. The purchase, sale, consignment, commission, intermediation, distribution, representation, import and export of any item in trade allowed by law for the plastic industry, its manufacturers and distributors, and in general all matters related to petrochemical byproducts, as well as the performance of advisory, consulting, representation, distribution, intermediation or management services or any other contracting or subcontracting in this sector, itself or through third parties. 11. The performance of professional advisory or consulting services and guidance in customs and domestic and foreign trade. 12. The performance of services consisting of the clearance of all kinds of merchandise for import or export. 13. The purchase, sale, transportation, distribution, representation, marketing, commission, consignment and import of all kinds of articles and products in legal trade. 14. The acquisition, sale, use and enjoyment of personal and real property under any title allowed by law, and the performance or execution of all kinds of acts, transactions and contracts in furtherance of the company’s purposes. 15. The promotion, creation, association, operation and ownership of the equity and assets of all kinds of companies, partnerships, associations and enterprises, whether industrial, commercial, services or otherwise, whether domestic or foreign, and participation in the management, receivership, dissolution and liquidation thereof; and the acquisition, sale and in general trading of all kinds of shares, partnership interests and all other securities allowed by law. 16. The enjoyment, ownership, receipt, granting and permitted use, under any title, of patents, trademarks, brand names, options and preferences, copyrights and concessions for all kinds of activities as allowed by law.”
     THREE. The person appearing has provided me with three one-sided pages containing the minutes of the extraordinary general shareholder meeting of Servicio Terrestre Jaguar, S.A. de C.V., dated March 24, 2011. Said deed is hereby reproduced, in relevant part:
     “SERVICIO TERRESTRE JAGUAR, S.A. de C.V. AGREEMENTS REACHED BY THE UNANIMOUS VOTE OF SHAREHOLDERS. In the city of Guadalajara, Jal., at 10:00 am this 24th day of March, 2011, at the corporate domicile of Servicio Terrestre Jaguar, S.A. de C.V. (the “Company”), the Company’s shareholders met to hold an extraordinary general shareholder meeting. Silvia Ema Roldan Gregory chaired the meeting and Fernanda P. Bonilla Becerril acted as Secretary, having been voted as such by the unanimous vote of the shareholders present and represented. The Meeting Chair appointed Fernanda P. Bonilla Becerril as Recorder. Having verified the calculation, the Recorder said that those present represent all shares issued by the Company, as follows: Shareholders and shares: Central de Bolsas, S. de R.L. de C.V., owner of 729,549 shares, represented by Silvia Ema Roldan Gregory. Grupo Corporativo Jaguar, S.A. de C.V., owner of 1 share, represented by Fernanda P. Bonilla Becerril. Total of 729,550 shares, i.e., all shares of the capital stock of the Company. Next, the Secretary read the Meeting Agenda, as follows: Meeting Agenda. 1. Amendment to Clause Six of the Company’s bylaws. 2. Appointment of delegates. Next, the shareholders agreed to approve the Agenda and proceeded to address each item thereon. After a brief discussion, all shareholders present and represented by proxy adopted the following agreements by unanimous vote: AGREEMENTS — ONE : AGREED, to amend paragraph 7 of Clause Six of the Company’s Bylaws in full, with respect to the corporate purpose, to read as follows: 7. To receive and grants credits or loans, whether or not secured; to grant real or personal security; to grant, release, issue, endorse, certify or otherwise execute, including as cosigner, all kinds of negotiable instruments as allowed by law; to discount negotiable instruments and invoices, and in general to execute and undertake all kinds of credit transactions as allowed by law; to execute and/or perform, in Mexico or abroad, on its own behalf or for third parties, all kinds of acts, contracts and civil, commercial, business, principal or security agreements, or otherwise (including ownership), as allowed by law, and acting as obligor, obligee or otherwise, including as joint debtor, to secure obligations and debts of third parties. TWO. IT IS AGREED, to authorize Graeme Richard Hart, Bryce McCheyne Murray, Helen Dorothy Golding, Allen Philip Hugli, Gregory Alan Cole, Mark Dunkley, Cindi Lefari, Philip John Presnell West, Thomas James Degnan, Robert Bailey, Stephen David Pardy, Prudence Louise Wyllie, Chiara Francesca Brophy, Karen Michelle Mower, Juan Carlos Quintana Serur, Jose Julian Treviño Meixueiro, Silvia Ema Roldan Gregory and Fernanda Patricia Bonilla Becerril, jointly or severally, as special delegates to incorporate and/or transcribe this document into the Company’s minute book, to issue the certified copies of this document as necessary, and to appear before the public attestor of their choosing to formalize the agreements reached herein in a public deed. With no further matters to be addressed, the Agenda was deemed completed and the session adjourned, after a brief recess, to prepare these minutes, which were read and approved by all those present and signed for the record by the Meeting Chairman and Secretary. (Signature) Silvia Ema Roldan Gregory. Chairman. (Signature) Fernanda P. Bonilla Becerril. Secretary and Recorder.”
     FOUR. The person appearing states under oath that the text of the minutes transcribed above is authentic and that the signatures thereon correspond to the persons to whom they are attributed.
     FIVE. The person appearing represents that SERVICIO TERRESTRE JAGUAR, S.A. DE C.V. is currently registered in the Public Registry of Commerce for Guadalajara, Jalisco, under commercial folio 51501.
     CLAUSES
     ONE. The minutes of the extraordinary general shareholder meeting of Servicio Terrestre Jaguar, S.A. de C.V., held March 24, 2011, are hereby formalized, as transcribed in the recitals of this deed.
     TWO. NOW, THEREFORE, I hereby certify the full amendment of the seventh paragraph of Clause 6 of the bylaws, to read as set forth I the first agreement of the minutes formalized herein, deemed reproduced in full herein.
     I, the Broker, certify that:
     A) The person appearing stated that her principal has the capacity and the powers exercised herein have not been revoked or limited, evidencing her capacity with the document transcribed in Recital Three of this deed;
     B) The person appearing is personally known to me and in my judgment has the legal capacity, and no representation by her is evidently made with a natural incapacity, and I am unaware of any action against her;
     C) For her particulars, the person appearing claims to be Mexican, born in Mexico City on January 18, 1987, single, with her domicile at Bosque de Ciruelos 186, Colonia Bosques de las Lomas in this City;
     D) The documents listed and inserted herein match the originals made available to me;
     E) I advised the person appearing of the provisions of Articles 44 and 45 of the Regulations to the Foreign Investment Law and National Foreign Investment Registry;
     F) The person appearing showed me the Taxpayer Identification Certificates of the shareholders of her principal: for Central de Bolsas, S. de R.L. de C.V., folio D6714052, showing Federal Taxpayer Registry number CBO850814EK6; and for Grupo Corporativo Jaguar, S.A. de C.V.,

folio B6792745 (B seis siete nueve dos siete cuatro cinco), showing Federal Taxpayer Registry number GCJ950102QI7;
     G) I read this deed to the person appearing, with whom I discussed and explained the legal nature and scope hereof, and who signed this deed along with the undersigned on the same day hereof. Faith given.
     Silvia Ema Roldan Gregory (Signature)
     Gerardo Francisco Saavedra Silva (Signature) (Authorizing stamp)
     This second original, second in order, is issued to SERVICIO TERRESTRE JAGUAR, S.A. DE C.V., consisting of eight pages. Faith given. Mexico City, Federal District, this 25th day of March, 2011.
     [Signature]

[Stamp:	LIC. GERARDO FRANCISO SAAVEDRA SILVA
PUBLIC BROKER NO. 50
FOR THE FEDERAL DISTRICT
UNITED MEXICAN STATES]